UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2017

NOVATION COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-22897	74-2830661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Grand Boulevard, Suite 201B, Kansas City, MO		64106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (816) 237-7000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2017, Rodney Schwatken notified the Board of Directors (the “Board”) of Novation Companies, Inc. (the “Company”) of his resignation from his position as Chief Executive Officer of the Company, effective October 1, 2017. Effective upon Mr. Schwatken’s resignation, the Board appointed Jeffrey E. Eberwein, the Company’s Executive Chairman, to serve as the Company’s principal executive officer.

Mr. Eberwein, age 47, has been a member of the Board since April 2015, and has been Executive Chairman since August 2017. Mr. Eberwein is the Founder and Chief Executive Officer of Lone Star Value Management, LLC, a registered investment firm. Prior to founding Lone Star Value Management, LLC in January 2013, Mr. Eberwein was a Portfolio Manager at Soros Fund Management from January 2009 to December 2011 and Viking Global Investors from March 2005 to September 2008. Mr. Eberwein is Chairman of the Board of AMERI Holdings, Inc., ATRM Holdings, Inc., Digirad Corporation and Hudson Global, Inc. Previously Mr. Eberwein served as a director and Chairman of the Board of Crossroads Systems, Inc., from April 2013 to May 2016. Mr. Eberwein also served on the board of directors of The Goldfield Corporation from May 2012 to May 2013, On Track Innovations Ltd. from December 2012 to March 2014, and NTS, Inc. from December 2012 until its sale to a private equity firm was completed in June 2014. Mr. Eberwein served on the Board of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in New York City, from 2011 until 2014, where he was Treasurer and on the Executive Committee. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with High Honors from The University of Texas at Austin.

In connection with his resignation, to assist with the Company’s transition, Mr. Schwatken entered into an agreement (the “Schwatken Transition Agreement”) with the Company providing for his continued employment as an Executive Advisor on an “at-will” basis from October 2, 2017 to December 31, 2017 (subject to an extension of up to three months at the Company’s discretion) in exchange for (i) a base salary of $18,750 per month from October 2, 2017 through December 1, 2017 and $12,500 per month thereafter, (ii) an award of 400,000 restricted shares of the Company’s common stock pursuant to the terms and conditions of the Company’s 2015 Incentive Stock Plan and an award agreement, such shares vesting in full on January 1, 2018, and (iii) certain other benefits. The Schwatken Transition Agreement also provides for the termination of Mr. Schwatken’s employment agreement with the Company, except that he continues to be bound by non-competition, non-solicitation, confidentiality and similar obligations thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: October 3, 2017	/s/ Carolyn K. Campbell
Carolyn K. Campbell Chief Financial Officer